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                                                                    EXHIBIT 10.3

                               FIRST AMENDMENT TO
                           LETTER OF CREDIT AGREEMENT

      This First Amendment to Letter of Credit Agreement (the "First Amendment") is made as of the 4th day of October, 2004 by and among

      KMART CORPORATION ("Kmart"), a corporation organized under the laws of the State of Michigan having a place of business at 3100 West Big Beaver Road, Troy, Michigan 48084,

      BANK OF AMERICA, NATIONAL ASSOCIATION ("BOA"), a national banking association having a place of business at 100 Federal Street, Boston, Massachusetts 02110;

      FLEET NATIONAL BANK ("Fleet" and together with BOA, the "Issuing Banks"), a national banking association having a place of business at 100 Federal Street, Boston, Massachusetts 02110.

                                   WITNESSETH

      WHEREAS, Kmart and the Issuing Banks have entered into a Letter of Credit Agreement dated as of August 13, 2004 (as amended and in effect, the "Credit Agreement"); and

      WHEREAS, Kmart and the Issuing Banks have agreed to amend certain provisions of the Credit Agreement as set forth herein.

      NOW THEREFORE, it is hereby agreed as follows:

1. Definitions: All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

2. Amendments to Article 1. The provisions of Article 1 of the Credit Agreement are hereby amended as follows:

      a. The definition of "Availability" is hereby deleted in its entirety and the following substituted in its stead.

                  "Availability" means, at any time of determination, (i) except as provided in clause (ii) below, (A) prior to January 7, 2005, $200,000,000, and (B) on and after January 7, 2005, an amount equal to the difference between the amounts on deposit in the Cash Collateral Account and 100.5% of the Letter of Credit Outstandings, or (ii) if the Inventory Collateral Election Effective

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                  Date has occurred, the difference between the Borrowing Base and 100.5% of the Letter of Credit Outstandings.

      b. The definition of "Collateral" is hereby deleted in its entirety and the following substituted in its stead:

            "Collateral" means (i) the Mortgaged Property, (ii) any and all "Collateral" as defined in the Pledge and Security Agreement, and
            (iii) if the Inventory Collateral Election Effective Date has occurred, all Inventory and the proceeds thereof.

      c. The definition of "Credit Documents" is hereby deleted in its entirety and the following substituted in its stead:

            "Credit Documents" means this Agreement, the Letters of Credit, each letter of credit application, the Mortgage, the Pledge and Security Agreement, and, if the Inventory Collateral Election Effective Date has occurred, the Security Agreement, and any other instrument or agreement now or hereafter executed and delivered in connection herewith or therewith, each as amended and in effect from time to time.

      d. The definition of "Security Documents" is hereby deleted in its entirety and the following substituted in its stead:

            "Security Documents" means the Pledge and Security Agreement, the Mortgage, and, if the Inventory Collateral Election Effective Date occurs, the Security Agreement.

      e. The definition of "Unused Commitment" is hereby deleted in its entirety and the following substituted in its stead:

            "Unused Commitment" shall mean, on any day, (a) (i) the balance in the Cash Collateral Account divided by 100.5% minus (ii) the then Letter of Credit Outstandings, or (b) if the Inventory Collateral Election Effective Date has occurred, (i) the Commitment minus (ii) the then Letter of Credit Outstandings.

      f. The following new definitions are hereby added in appropriate alphabetical order:

            i.    "Borrowing Base" shall mean the result of (i) the lesser of
                  (A) a percentage of the cost of Inventory, such percentage to be determined upon completion of due diligence by the Issuing Banks after receipt of an Inventory Election Notice from Kmart, and (B) a percentage of the appraised liquidation value of Inventory, such percentage to be determined

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                  upon completion of due diligence by the Issuing Banks after receipt of an Inventory Election Notice from Kmart, minus (ii) such reserves (including, without limitation on account of Permitted Liens) as the Issuing Banks may establish from time to time in their reasonable credit judgment, upon ten days notice to Kmart (other than the initial Reserves which may be established on the Inventory Collateral Election Effective Date without furnishing such ten days notice).

            ii. "Inventory" shall have the meaning given that term in the UCC, including, without limitation, all: (a) goods which are held by Kmart for sale or lease or to be furnished under a contract of service, (b) goods which consist of raw materials, work in process, or materials used or consumed in Kmart's business;
                  (c) goods of said description in transit; and (d) documents which represent any of the foregoing.

            iii. "Inventory Collateral Election Effective Date" shall mean the date upon which each of the following conditions have been satisfied:

                  a) The Issuing Banks have received an Inventory Election Notice from Kmart.

                  b) The Issuing Banks have received the results of a commercial finance examination of Kmart and its subsidiaries, an appraisal of the Inventory, and other due diligence, undertaken by such Persons and with results as are reasonably satisfactory to the Issuing Banks.

                  c) The Issuing Banks shall have entered into an intercreditor agreement with the agent under the Existing Financing Agreement (or any holder of replacement financing therefor) on terms reasonably acceptable to the Issuing Banks, if at the time of the Inventory Collateral Election Effective Date, the Existing Financing Agreement (or any replacement therefor) continues to be in force and effect.

                  d) The Issuing Banks shall have received the duly executed Security Agreement from Kmart.

                  e) All documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Issuing Banks to be filed, registered or recorded to create or perfect the liens intended to be created under the Security Agreement and all such documents and instruments shall have been so filed, registered or recorded to the satisfaction of the Issuing Banks. The liens of the Issuing Banks in the Inventory

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                        shall be subject only to (i) Permitted Liens, and (ii)
                        to the extent the Existing Financing Agreement (or any replacement therefor) continues to be in force and effect on the Inventory Collateral Election Effective Date, the liens of the agent under the Existing Financing Agreement (or of any holder of replacement financing therefor).

                  f) The Issuing Banks shall have received a favorable written opinion of Kmart's counsel covering such matters as the Issuing Banks shall reasonably request.

                  g) The Issuing Banks shall have received evidence satisfactory to it that the Inventory is insured in such amounts and against such casualties and contingencies as the Issuing Banks shall reasonably require.

                  h) The Issuing Banks (or their counsel) shall have received from each party hereto such other instruments documents and agreements as the Issuing Banks may reasonably require, including, without limitation, such further amendments to this Agreement as the Issuing Banks reasonably determine are necessary to insure a successful syndication of the credit facility established hereunder.

                  i) Kmart shall have provided to the Issuing Banks its calculation of the Borrowing Base, which calculation shall be acceptable to the Issuing Banks in their reasonable discretion.

            iv. "Inventory Election Notice" shall mean written notice from Kmart to the Issuing Banks indicating that Kmart desires to grant a lien on its Inventory as substitute collateral for all or any portion of the amount on deposit in the Cash Collateral Account.

            v. "LIBOR" means on any day of calculation, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Issuing Banks from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, as the rate for dollar deposits with a maturity comparable to the expiry of such Letter of Credit. In the event that such rate is not available at such time for any reason, then the "LIBOR Rate" shall be the rate at which dollar deposits and for a maturity comparable to expiry of

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                  such Letter of Credit are offered by the principal London
                  office of the Issuing Banks in immediately available funds in the London interbank market at approximately 11:00 a.m., London time.

            vi. "Permitted Liens" means the following Liens: (a) Liens for taxes or assessments or other governmental charges not yet due and payable, (b) carriers', warehousemen's or other similar possessory Liens arising by operation of law in the ordinary course of business, (c) landlords' Liens arising in the ordinary course of business, (d) materialmen's and mechanics' Liens arising in the ordinary course of business, (e) any attachment or judgment Lien not constituting or relating to an Event of Default under Section 7.01(l), (f) consignments and claims under the Perishable Agricultural Commodities Act of 1930 and the Packers and Stockyard Act of 1921, (g) claims in favor of the appropriate governmental authorities on the proceeds from sales or services relating to hunting and fishing licenses and/or the sale of lottery tickets, and (h) claims in favor of Western Union in respect of proceeds from sales or services with respect to money transfers through Western Union.

            vii. "Security Agreement" shall mean a security agreement granting the Issuing Banks a lien on Kmart's Inventory and the proceeds thereof to secure the Obligations, containing such representations and covenants and otherwise reasonably satisfactory in form and substance to the Issuing Banks.

3. Amendments to Article 2. The provisions of Section 2.08 of the Credit Agreement are hereby amended by deleting clauses (a)(i) and (a)(ii) and substituting the following in their stead:

            i. Standby Letters of Credit: At a per annum rate equal to 0.20% unless the Inventory Election Effective Date has occurred, in which event at a per annum rate equal to LIBOR plus 3.00%.

            ii. Commercial Letters of Credit: At a per annum rate equal to 0% unless the Inventory Election Effective Date has occurred, in which event at a per annum rate equal to LIBOR plus 3.00%.

4. Amendments to Article 5. The provisions of Article 5 of the Credit Agreement are hereby amended as follows:

      a. The provisions of Sections 5.05 and 5.06 are hereby amended by adding the following at the beginning thereof:

            Subject to the provisions of Section 5.11 hereof,

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      b.    The following new Section is added at the end of Article 5:

            5.11 Inventory Collateral Effective Date. Upon the occurrence of the Inventory Collateral Effective Date, the provisions of Sections 5.05 and
      5.06 shall no longer be applicable.

5. Conditions to Effectiveness. This First Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Issuing Banks:

      a. This First Amendment shall have been duly executed and delivered by the Kmart and the Issuing Banks.

      b. All action on the part of Kmart necessary for the valid execution, delivery and performance by Kmart of this First Amendment shall have been duly and effectively taken.

      c. Kmart shall reimburse the Issuing Banks for all expenses incurred by the Issuing Banks in connection herewith, including, without limitation, reasonable attorneys' fees.

      d. No Default or Event of Default shall have occurred and be continuing.

6.    Miscellaneous.

      a. Except as provided herein, all terms and conditions of the Credit Agreement and the other Credit Documents remain in full force and effect. Kmart hereby ratifies, confirms, and reaffirms all of the representations, warranties and covenants therein contained.

      b. This First Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered, each shall be an original, and all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page hereto by telecopy shall be effective as delivery of a manually executed counterpart hereof.

      c. This First Amendment expresses the entire understanding of the parties with respect to the matters set forth herein and supersedes all prior discussions or negotiations hereon.

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      IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed and their seals to be hereto affixed as the date first above written.

                                      KMART CORPORATION

                                      By___________________________________
                                      Print Name:__________________________
                                      Title:_______________________________

                                      FLEET NATIONAL BANK

                                      By___________________________________
                                      Print Name:__________________________
                                      Title:_______________________________

                                      BANK OF AMERICA, NATIONAL ASSOCIATION

                                      By___________________________________
                                      Print Name:__________________________
                                      Title:_______________________________

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